Exhibit 10.18
Private & Confidential
This Agreement is dated for reference November 10, 2025.
To:    Ranju Das
Re:    Executive Employment Agreement
Dear Ranju:
This agreement contains the terms and conditions of our offer of continued employment in the position of Chief AI & Technology Officer.

The commencement and continuation of this agreement, and your employment under this agreement, is at all times subject to your satisfying all applicable right to work requirements in Canada.

If you accept continued employment on the terms and conditions set out in this letter, please execute where indicated.

ARTICLE 1 - INTERPRETATION
1.01    Definitions
In this agreement:
“Act” means the British Columbia Employment Standards Act.
“Affiliate” has the meaning attributed to such term in the Canada Business Corporations Act and includes each direct and indirect subsidiary of the Company and any other entities, including joint ventures and franchises, in which the Company has an interest.
“Agreement” means this agreement, including its recitals, schedules and addenda, as applicable, and as amended from time to time in accordance with its terms.
“Board” means the board of directors of lululemon athletica inc.
“Bonus Plan” means the Executive Bonus Plan, as amended.
“Cause” includes, without limitation, the usual meaning of just cause under the common law or the laws of British Columbia.
“Company” means lululemon athletica inc.
“Compensation Committee” means the People, Culture and Compensation Committee of the Board.
“Confidential Information” means information disclosed to or known by the Executive as a consequence of or through the Executive’s employment with the Company about the Company’s or any of its Affiliates’ products, operations, research, processes or services, including but not limited to all information relating to research, development, inventions, copyrights, patents, industrial designs, licenses, manufacture, production, distribution, purchasing, accounting, financing, engineering, marketing, merchandising, selling, and other technical, strategic or business information or trade secrets of the Company or any of its Affiliates, or about any of the Company’s or any of its Affiliates’ employees, contractors, customers, suppliers, vendors or business affiliates and also includes any information that the Company has received from others that the Company is obligated to treat as confidential or proprietary, but Confidential Information does not include information which is or becomes generally available to the public through no fault of the Executive or which the Executive can establish, through written records, was in the Executive’s possession prior to its disclosure to the Executive as a result of the Executive’s work for the Company.
“Effective Date” means September 14, 2026.
“Executive” means Ranju Das.
“Plan” means lululemon athletica inc.’s 2023 Equity Incentive Plan, as amended or replaced from time to time.
“Termination Date” has the meaning attributed to such term in section 5.01.
ARTICLE 2 - EMPLOYMENT
2.01    Employment
(1)    The Company will employ the Executive in the position of Chief AI and Technology Officer.
(2)    The Executive will report to the Chief Executive Officer, or such other position as directed by the Company.
(3)    The Executive will perform duties and responsibilities as are normally performed by a Chief AI and Technology Officer of a corporation in a business and of a size similar to the Company and such other duties and responsibilities as may reasonably be assigned from time to time by the Company, subject always to the control and direction of the Company.
2.02    Term
This Agreement and the Executive’s employment under this Agreement will commence on the Effective Date and is subject to termination in accordance with the terms of this Agreement.
2.03    Place of Employment
The Executive will perform the Executive’s duties and responsibilities at the principal executive offices of the Company in Vancouver, British Columbia, and the Executive will reside within a reasonable daily commuting distance of such offices. The performance of the Executive’s duties and responsibilities will necessitate frequent travel to other places.

ARTICLE 3 - REMUNERATION AND BENEFITS
3.01    Base Salary
The Company will pay the Executive an annual base salary (the “Base Salary”) of US$825,000, in accordance with the Company’s usual payroll practices.
3.02    Bonus
The Executive will be eligible to receive an annual bonus pursuant to the terms and conditions of the Bonus Plan, as may be amended by the Company in its sole discretion from time to time, where such terms and conditions may include but are not limited to limitations on the Executive’s entitlements in the event of termination of the Executive’s employment. The Executive’s bonus target under the Bonus Plan is one hundred percent (100%) of Base Salary. Any bonus is in the Company’s sole discretion. This section is subject to any requirement to the contrary under the Act.
3.03    Incentives
(1)    The Executive will be eligible for annual equity awards as determined by the Compensation Committee, in its sole discretion. These potential equity awards are subject to the terms and conditions set out in the applicable grant agreements and applicable plan documents, which include but may not be limited to the Plan, as may be amended by the Company in its sole discretion from time to time. Such terms and conditions may include but are not limited to limitations on the Executive’s entitlements in the event of termination of the Executive’s employment, as may be amended by the Company in its sole discretion from time to time.
3.04    Benefits
The Executive will be entitled to participate in applicable group employee benefit plans as are in effect from time to time, subject to and in accordance with the terms and conditions of such plans.
3.05    Fund Your Future Program
The Company offers opportunities to contribute to a long term savings plan and to purchase Company stock via payroll deduction. If the Executive is eligible to participate, the Company matches employee contributions in accordance with the plan provisions. The Executive should review the applicable plans as eligibility and enrollment requirements vary.
3.06    Plan documents and right to change
(1)    Some of the compensation and benefit plans and programs referred to in this offer are governed by insurance contracts and other plan and policy documents, which will in all cases govern.
(2)    The Company reserves the right to amend, change or terminate any or all of its plans, programs, policies and benefits, in whole or in part, at any time for any reason without notice to the

Executive, including without limitation bonus, commission, benefits, and compensation plans and programs.
3.07    Time Off
The Company’s employee handbook and the Company intranet, “youlu” contain details regarding the Executive’s entitlements to time off work. The Executive will take such time off at times having regard to the best interests of the Company, and in accordance with the minimum requirements of the Act. Except as may be required by the minimum requirements under the Act, the Executive will lose the entitlement to unused time off, which will not be paid out.
3.08    Relocation
The Executive is eligible for relocation benefits as per the attached executive relocation addendum.
3.09    Expenses
The Company will reimburse the Executive for all reasonable out-of-pocket expenses properly incurred by the Executive in the course of the Executive’s employment with the Company, in accordance with the Company’s expense reimbursement policy, as amended. The Executive will provide the Company with appropriate statements and receipts verifying such expenses as the Company may require.
ARTICLE 4 - EXECUTIVE’S COVENANTS
4.01    Full Time Service
The Executive will devote all of the Executive’s time, attention and effort to the business and affairs of the Company, will well and faithfully serve the Company and will use the Executive’s best efforts to promote the interests of the Company and its Affiliates. The Executive will not engage in other employment, including self-employment, or consulting work while employed by the Company, without prior written approval.
4.02    Duties and Responsibilities
In the performance of the Executive’s duties, the Executive agrees to give the Company the full benefit of the Executive’s knowledge, expertise, skill and ingenuity and to exercise the degree of care, diligence and skill that a prudent executive would exercise in comparable circumstances. The Executive agrees and acknowledges that they are a fiduciary with a duty of good faith, loyalty, and the avoidance of conflict of duty and self-interest, which requires the Executive to act in the best interests of the Company and its Affiliates.
4.03    Policies, Rules and Regulations
The Executive will be bound by and will faithfully observe and abide by all of the policies, rules and regulations of the Company from time to time in force which are applicable to the Executive, including but not limited to the Company’s employee handbook and Code of Business Conduct. Without limiting the generality of the above, the employee handbook and Code of Business Conduct provide additional details regarding the Executive’s employment, employee discounts, personal accountability, integrity (regarding hours worked), yoga benefits, other benefits, and gifts, entertainment and bribes.

Failure to follow any of the Company’ policies, rules or regulations may lead to discipline up to and including termination of employment. Additional information and resources are on youlu, including the Company's policies on accessibility and accommodation for employees with disabilities. The Executive should contact the Executive’s People and Culture Partner for any questions on or assistance in accessing any Company policies because of a disability.
4.04    Conflict of Interest
The Executive will not, during the Executive’s employment with the Company, engage in any business, enterprise or activity that may conflict with the Company’s interests, including the faithful performance of the Executive’s duties. The Executive will refrain from any situation in which the Executive’s personal interest conflicts or may appear to conflict with the Executive’s duties to the Company or the interests of the Company. The Executive agrees that if there is any doubt in this respect, the Executive will inform the CEO and obtain prior written authorization.
4.05    Business Opportunities
During the Executive’s employment, the Executive will communicate to the Company all knowledge, business and customer contacts and any other information that could concern or be in any way beneficial to the business of the Company, subject to any pre-existing obligations to a third party and the proprietary rights agreement attached to this Agreement as a schedule which is incorporated by reference and deemed to be a part of this Agreement. Any such information communicated to the Company will be and remain the property of the Company notwithstanding any subsequent termination of the Executive’s employment.
4.06    Restrictive Covenants
The Executive agrees to be bound by the terms and conditions of the restrictive covenant agreement attached to this Agreement as a schedule which is incorporated by reference and deemed to be a part of this Agreement (the “Restrictive Covenant Agreement”).
4.07    Proprietary Rights
The Executive agrees to be bound by the terms and conditions of the proprietary rights agreement attached to this Agreement as a schedule which is incorporated by reference and deemed to be a part of this Agreement.
4.08    Pre-Existing Obligations
The Executive must not disclose to the Company confidential or proprietary information of any kind belonging to the Executive’s former employer or any other person or entity. The Company is not employing the Executive to obtain the confidential information business information, intellectual property or business opportunities of the Executive’s former employer or any other person or entity. The Executive affirms that i) the Executive is not subject to any pre-existing obligations, contracts or agreements that would prevent the Executive from complying with this Agreement; ii) by signing this Agreement and working for the Company, the Executive will not be in breach of any obligation to a third party; and iii) the Executive will not breach any pre-existing obligation to a third party in the course of the Executive’s employment.
4.09    Stock Ownership Guidelines
The Executive acknowledges that the Executive has received a copy of the Company’s Stock Ownership Guidelines and acknowledges and agrees to the Guidelines, as currently stated and as they may be amended from time to time.
4.10    Confidential Information
(1)    The Executive acknowledges and agrees that the Executive will not acquire any right, title or interest in or to the Confidential Information. The Executive also acknowledges that the Company has taken great precautions to maintain the confidentiality of the Confidential Information and that but for Executive’s employment with the Company, the Executive would not be privy to such Confidential Information.
(2)    At all times during and subsequent to the termination of the Executive’s employment with the Company, the Executive:
(a)    will not use, copy or reproduce the Confidential Information except as may be reasonably required for the Executive to perform the Executive’s duties for the Company and for the Company’s benefit, and the Executive will not directly or indirectly use, disseminate or disclose any Confidential Information for the Executive’s own benefit or the benefit of any other person or entity; and
(b)    the Executive will keep the Confidential Information in strict confidence and take all necessary precautions against unauthorized disclosure of the Confidential Information.
(3)    If the Executive is required by law to disclose any Confidential Information, the Executive will advise the Company immediately of such requirement and all information concerning such requirement, and provide the opportunity for the Company to object or intervene, prior to making any disclosure of Confidential Information.
(4)    This section will survive the termination of the Executive’s employment for any reason.
ARTICLE 5 - TERMINATION
5.01    Termination by the Company
(1)    Entitlements. The Company may terminate the Executive’s employment with the Company in the circumstances permitted by the Act by providing the Executive with only the Executive’s minimum entitlements under the Act and such other entitlements as may apply, if any, in accordance with this section. “Termination Date” means the Executive’s last day of employment, meaning the day the end of the Executive’s employment is effective and the Executive ceases to be an employee of the Company.

(2)    Notice.
(a)    If the Company terminates the Executive without Cause, the Executive will be entitled to the following notice in writing or payment of Base Salary in lieu of such notice, or a combination of notice and payment, in the Company’s sole discretion:
i)    six (6) months, if the Executive has been employed for under two (2) years as of the Termination Date; or
ii)    ii) fifteen (15) months, if the Executive has been employed for two (2) years or more as of the Termination Date.
If the Company terminates the Executive’s employment for Cause, the Company will not provide any notice or payment in lieu of notice.
(b)    The entitlements under this section are inclusive of all minimum entitlements owed to the Executive upon termination pursuant to the Act, including without limitation all wages as that term is defined under the Act. Any payments made under this section will be paid in equal instalments on the Company’s normal paydays, with the exception that any payments owed to the Executive upon termination pursuant to the minimum requirements of the Act will be paid to the Executive in accordance with the Act.
(3)    Restrictive Covenant Agreement. The Company is agreeing to provide the entitlements that exceed the minimum requirements under the Act in direct consideration of the Executive’s obligations under the Restrictive Covenant Agreement, particularly the non-competition obligations, and any such excess entitlements, or the balance thereof, will cease and be forfeited immediately if the Executive fails to comply with the Restrictive Covenant Agreement, and the Executive will only be entitled to any remaining minimums under the Act.
(4)    Offset Deductions. The Company may deduct any amounts the Executive owes to the Company from any amounts that exceed the minimum amounts owed to the Executive by the Company upon termination pursuant to the Act.
5.02    Termination by the Executive
The Executive may terminate the Executive’s employment with the Company at any time by giving the Company thirty (30) days’ notice in writing. The Company may waive such notice, in whole or in part, by providing the Executive with only the following to the end of the notice of resignation period: (i) the minimum entitlements under the Act; and (ii) continuation of the Company’s contributions to the Executive’s group benefits coverage, subject to and in accordance with the terms and conditions of the applicable plans.
5.03    Duties
During any notice of termination or notice of resignation period, the Executive will remain an employee and continue to perform some, all or none of the duties of the Executive’s position, as determined by the Company in its sole and absolute discretion, or such other duties as the Company may reasonably request to assist with the transition of the Executive’s role.

5.04    Bonus and Equity Entitlements
On termination of the Executive’s employment for any reason, including but not limited to resignation, wrongful dismissal and constructive dismissal, the Executive’s entitlements regarding bonus and incentive compensation, including but not limited to RSUs, PSUs and stock options, will be governed by the terms of the plans, including but not limited to the Bonus Plan and the Plan, agreements and policies of the Company, as may be applicable, including but not limited to any limitations on such entitlements on termination.
5.05    Minimum Entitlements
Nothing in this Agreement is intended to limit the Executive’s minimum entitlements under the Act. The Executive will at all times receive and be entitled to receive the Executive’s minimum entitlements under the Act. In the event of a conflict between this Agreement and the Executive’s minimum entitlements under the Act, which conflict is to the detriment of the Executive, the minimum entitlements under the Act will apply to the extent of the conflict. Without limiting the foregoing, nothing in this Agreement is intended to permit the Company to terminate the Executive for any reason that is prohibited by the Act.
5.06    No Other Payments or Entitlements
The payments and entitlements pursuant to this article are in full satisfaction of all requirements regarding termination of the Executive’s employment, including without limitation common law notice of termination and compensation in lieu of such notice and compensation for length of service and any other entitlement pursuant to the Act, and any of the Company’s programs, policies, plans, contracts or agreements, whether written or verbal. Except as expressly provided in this article, the Executive will not be entitled to any termination payments, damages, or compensation whatsoever, notwithstanding any changes in the terms and conditions of the Executive’s employment which may occur in the future, including but not limited to any change in position, duties or compensation. Upon receipt of the payments and benefits described in this article, the Executive will have no action, cause of action, claim or demand against the Company, any Affiliate or any other person or entity arising out of or in relation to the Executive’s employment under this Agreement or the termination of this Agreement and the Executive’s employment hereunder, other than to enforce the terms of this Agreement and remedy any breach thereof by the Company. For greater clarity, at no time in any circumstance will the Executive be entitled to reasonable notice of termination at common law.
5.07    Return of Property
Upon the end of the Executive’s employment, for any reason, or at any other time at the Company’s request, the Executive will promptly (but no later than five (5) days after the earlier of the end of employment or the Company’s request) deliver or cause to be delivered to the Company all property of the Company stored in any manner, including but not limited to the Work Product (as defined in the attached proprietary rights agreement) and the Company’s Confidential Information, keys, pass cards, identification cards, electronic equipment and passwords, that is in the possession, charge, control or custody of the Executive, without retaining any copies or records whatsoever, in whole or in part. The Executive will sign a certificate attesting to the return of all Company property upon request by the Company.
5.08    Resignation as Director and Officer
Upon any termination of the Executive’s employment for any reason, the Executive will be deemed to have resigned as a director and officer of all Affiliates contemporaneously with the Termination Date and will immediately, on request of the Company, sign forms of resignation indicating the Executive’s resignation as a director and officer of the Company and any Affiliates and of any other entities of which the Executive occupies similar positions as part of or in connection with the performance by the Executive of the duties under this Agreement, as applicable.
5.09    Survival
Notwithstanding any termination of the Executive’s employment under this Agreement for any reason whatsoever, all provisions of this Agreement necessary to give effect thereto, including but not limited to the schedules and the Executive’s obligations regarding Confidential Information, will continue in full force and effect following such termination.
ARTICLE 6 - MISCELLANEOUS
6.01    Deductions
Any amounts to be paid to the Executive under this Agreement are less all deductions and withholdings required by law or otherwise authorized by the Executive.
6.02    Entire Agreement
This Agreement constitutes the entire agreement between the parties with respect to the subject matter of this Agreement and cancels and supersedes any prior understandings and agreements between the parties, whether oral or written, with respect to the subject matter of this Agreement and any rights which the Executive may have by reason of any such prior agreements. There are no representations, warranties, forms, conditions, undertakings or collateral agreements, express, implied or statutory between the parties other than as expressly set forth in this Agreement.
6.03    Severability
If any provision of this Agreement is determined to be invalid or unenforceable in whole or in part, such invalidity or unenforceability will attach only to such provision or part of such provision and the remaining part of such provision and all other provisions of this Agreement will continue in full force and effect.
6.04    Amendments and Waivers
No amendment to this Agreement will be valid or binding unless set forth in writing and duly executed by both of the parties. No waiver of any breach of any provision of this Agreement will be effective or binding unless made in writing and signed by the party purporting to give the same and, unless otherwise provided in the written waiver, will be limited to the specific breach waived.
6.05    Notices
Any demand, notice or other communication to be given in connection with this Agreement must be given in writing and will be given by personal delivery, by registered mail, or by electronic means of communication addressed to the recipient as follows:
To the Company:
lululemon athletica inc.
1818 Cornwall Avenue
Vancouver, BC
V6J 1C7
Attention: Senior Vice President, Senior Deputy General Counsel & Corporate Secretary
To the Executive:
Ranju Das
or such other address, individual or electronic communication number as may be designated by notice given by either party to the other.
6.06    Equitable Remedies
The Executive hereby acknowledges and agrees that a breach of the Executive’s obligations under this Agreement would result in damages to the Company that could not be adequately compensated for by monetary award. Accordingly, in the event of any such breach by the Executive, in addition to all other remedies available to the Company at law or in equity, the Company will be entitled as a matter of right to apply to a court of competent jurisdiction for such relief by way of restraining order, injunction, decree or otherwise, as may be appropriate to ensure compliance with the provisions of this Agreement.
6.07    Successors and Assigns
This Agreement will be binding upon the Executive’s heirs, executors, administrators and other legal representatives and will be for the benefit of the Company, its successors and its assigns. The Company may assign this Agreement in its discretion, including all licenses granted to the Company hereunder. The Executive may not assign this Agreement.
6.08    Governing Law and Venue
This Agreement will be governed by and construed in accordance with the laws of British Columbia and the laws of Canada applicable therein. This Agreement will be deemed to have been created and performed in British Columbia. The courts of competent jurisdiction located in Vancouver,

British Columbia will have jurisdiction to entertain any action arising under this Agreement and the Company and the Executive each hereby attorns to such courts.
6.09    Electronic Signatures and Counterparts
This Agreement may be signed electronically, and in counterparts which taken together will constitute a single document, and any electronic signatures are the same as handwritten signatures for the purposes of validity, enforceability and admissibility of this Agreement.
6.10    Independent Legal Advice
THE EXECUTIVE HAS HAD AN ADEQUATE AND REASONABLE OPPORTUNITY TO SEEK INDEPENDENT LEGAL ADVICE REGARDING THIS AGREEMENT.
Yours truly,

lululemon athletica inc. /s/ CALVIN MCDONALD
Calvin McDonald, Chief Executive Officer

/s/ RANJU DAS
Ranju Das

Date: November 12, 2025

SCHEDULE A
RESTRICTIVE COVENANT AGREEMENT
This agreement (the “Agreement”) is made and entered into between lululemon athletica inc. (the “Company” or “lululemon”) and Ranju Das (the “Employee”).
IN ACCORDANCE WITH the letter of employment between the Company and the Employee dated November 10, 2025 (the “Employment Agreement”) and the terms and conditions of employment set out therein;
AND IN CONSIDERATION OF the payment of good and valuable consideration by the Company to the Employee as set out in the Employment Agreement, the receipt and sufficiency of which is hereby acknowledged, the Employee covenants, warrants and agrees as follows:
ARTICLE 1- NON-DISPARAGEMENT
1.1    The Employee undertakes and covenants that the Employee will permanently refrain from directly or indirectly disclosing, expressing, publishing or broadcasting, or causing to be disclosed, expressed, published or broadcast, or otherwise disseminated or distributed in any manner, in the Employee’s own name, anonymously, by pseudonym or by a third party, to any person whatsoever, any comments, statements or other communications (the “Statements”), which a reasonable person would regard as reflecting adversely on the character, reputation or goodwill of the Company or any of its Affiliates (which has the meaning attributed to such term in the Canada Business Corporations Act and includes each direct and indirect subsidiary of the Company and any other entities, including joint ventures and franchises, in which the Company has an interest (each an “Affiliate”)), or any of its or their employees, officers, directors, investors, shareholders or agents, or which a reasonable person would regard as reflecting adversely on any aspect of their business, products, or services, and without limiting the generality of the foregoing, Statements must not be made by means of oral communications, press releases, articles, letters, telephone calls, telephone messages, e-mail messages, or in postings on the Internet on websites, or to newsgroups or to list servers.
ARTICLE 2 - NON-COMPETITION AND NON-SOLICITATION
2.1    For the purposes of this Agreement:
(a)    “Competing Business” means any business engaged in the design, manufacture, distribution or sale of athletic apparel or accessories similar to or competitive with the products of the Company or any of its Affiliates which are sold or intended for sale in any part of the Territory. For illustration only, as of the date of this Agreement, Competing Business includes, but is not limited to, Athleta, Nike, Under Armour, Adidas, Lucy, Kit & Ace, Gymshark, Sweaty Betty, Outdoor Voices, ALO LLC, Vuori, Inc., Aritzia LP and Arc’teryx Equipment.
(b)    “Territory” means Canada, the United States of America, Australia, New Zealand, United Kingdom, Hong Kong and China.
2.2    The Employee covenants that during the term of the Employee’s employment with the Company and for a period of twelve (12) (the “Non-Competition Period”) following the termination of the

Employee’s employment for any reason, including without cause or by resignation, the Employee will not, directly or indirectly, own, manage, operate, control, be employed by, perform services for, consult with, solicit business for or participate in any Competing Business. Notwithstanding the foregoing, the Employee may hold up to five percent (5%) of the outstanding securities of any class of publicly-traded securities of any company.
2.3    The Employee covenants that during the term of the Employee’s employment with the Company and for a period of twelve (12) months (the “Non-Solicitation Period”) following the termination of the Employee’s employment for any reason, including without cause or by resignation, the Employee will not, directly or indirectly:
(a)    other than on behalf of the Company, solicit, or attempt to solicit, any customer of the Company with which the Employee has had contact or to which the Employee has provided services during the last twelve (12) months of employment with Company, for the purpose of providing or offering any goods or products that are offered by Company or competitive with those offered by the Company;
(b)    influence or attempt to influence, or solicit or attempt to solicit, any consultant, supplier, licensor, licensee, contractor, agent, strategic partner, distributor or customer to terminate or modify any written or oral agreement, arrangement or course of business dealing with the Company or any of its Affiliates; or
(c)    solicit for employment, employ or retain (or arrange to have any other person or entity employ or retain) any person who is at such time employed or retained by the Company or any of its Affiliates, or has been employed or retained by the Company or any of its Affiliates, within the preceding twelve (12) months.
2.4    If the Employee violates or breaches any provision in this article, the Non-Competition Period and the Non-Solicitation Period must be tolled during the period the Employee violated or is alleged to have violated this article.
2.5    If the Employee violates or breaches any provision in this article, as determined in the sole discretion of the Company, without limiting any other remedies available to the Company, Employee automatically and immediately forfeits any incentives or equity received as a result of Employee’s employment with the Company, and the Company will automatically reacquire all units which are not, as of the time of such breach, vested units, and the Employee will not be entitled to any payment therefor.
2.6    The Company has the option, in its sole discretion, to reduce all or a portion of the Territory, the Non-Competition Period or the Non-Solicitation Period, or to limit the definition of Competing Business or the activities prohibited under this article, by giving the Employee written notice at seven (7) days in advance of the effective date of any such changes.
ARTICLE 3 - MISCELLANEOUS
3.1    Upon termination of the Employee’s employment, or at any time at the Company’s request before termination, the Employee will promptly (but no later than five (5) days after the earlier of the termination of the Employee’s employment or the Company’s request) return to the Company all papers, drawings, notes, memoranda, manuals, specifications, designs, devices, documents, diskettes and tapes, and any other material on any media containing or disclosing any Confidential Information (as defined in the Employment Agreement), as well as all keys, pass cards, identification cards and other property of any kind belonging to the Company. The Employee will submit a written certification of the Employee’s compliance with the Employee’s obligations under this section at the same time.
3.2    The Employee acknowledges and agrees that the covenants and obligations under this Agreement are material, fair, reasonable, necessary and fundamental to the protection of the Company’s legitimate business interests. The Employee acknowledges and agrees that the Company provided Employee a copy of this Agreement in advance of Employee accepting the Company’s offer of employment.
3.3    The Employee acknowledges and agrees that the decision of the Company to enter into an employment relationship with the Employee is based in substantial part upon the Employee’s covenants contained in this Agreement, and that the calculation of damages for a breach of any of the covenants contained in this Agreement may be difficult or impossible. If the Employee breaches any of the covenants contained in this Agreement, and without precluding the Company from seeking any other remedy to which it may lawfully be entitled for such breach, the Employee agrees that the Company will be entitled, as a matter of right, and without the posting of any bond or security by the Company, to the following judicial relief without proving any monetary damages:
(a)    an order for specific performance of these covenants;
(b)    an interim, interlocutory and permanent injunction to prevent the Employee from breaching or further breaching any of these covenants;
(c)    an award of special costs of any such court application against the Employee;
and the Employee further covenants and agrees not to oppose the granting of any such judicial relief and hereby waives any and all defenses to the strict enforcement of this Agreement and such judicial relief.
3.4    The Employee further acknowledges and agrees that the covenants and restrictions contained in this Agreement will not prevent the Employee from seeking gainful employment or otherwise unduly restrict the Employee’s ability to earn a livelihood and the Employee has entered into this agreement with full knowledge of the meaning and effect of this Agreement.
3.5    Should any part of this Agreement be declared or held to be invalid for any reason, (a) that provision will be deemed amended to enforce the scope of the restrictions of this Agreement to the maximum extent permitted by applicable law; and (b) the invalidity will not affect the validity of the remainder of this Agreement which will continue in full force and effect and be construed as if this Agreement had been executed without the invalid portion, and it is hereby declared the intention of the parties that this Agreement would have been executed without reference to any portion that may, for any reason, be hereafter declared or held invalid. To the extent permitted by law, the parties agree to allow a court to revise or replace such void or unenforceable provisions of this Agreement with valid and enforceable provisions which will achieve, to the extent possible, the economic, business and other purposes of the void or unenforceable provisions.
3.6    This Agreement is governed by and interpreted in accordance with the laws of the Province of British Columbia, without regard to its conflict of laws rules.
3.7    This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors, personal representatives and permitted assigns.
3.8    The Employee acknowledges that it was recommended to the Employee by the Company that the Employee obtain independent legal advice before executing this Agreement and that the Employee has been afforded an adequate and reasonable opportunity to do so.
IN WITNESS WHEREOF the parties have executed this Agreement.

lululemon athletica inc. /s/ CALVIN MCDONALD	/s/ RANJU DAS
Calvin McDonald, Chief Executive Officer	Ranju Das

November 10, 2025	November 12, 2025
Date	Date